Exhibit 99.1
Spyre Announces Potential Best-in-Class SPY002 (anti-TL1A) Part A Induction Results from SKYLINE Trial in Moderate-to-Severe Ulcerative Colitis Patients

SPY002 met its primary endpoint with a statistically significant reduction of 10.7 points (p<0.0001) from baseline at Week 12 in Robart’s Histopathology Index (RHI) score
Secondary endpoints included clinical remission by modified Mayo Score of 33% and endoscopic improvement of 42%
SPY002 was well tolerated with a safety profile consistent with the TL1A class
SPY002 Phase 2 results delivered within one year of Phase 1 results, highlighting continued operational excellence; on track for multiple additional readouts this year

WALTHAM, Mass., June 15, 2026 (GLOBE NEWSWIRE) – Spyre Therapeutics, Inc. (NASDAQ: SYRE), a clinical-stage biotechnology company committed to developing next-generation therapies that elevate the standard in immunology by delivering more complete disease control, greater durability, and a simpler treatment experience for patients, today announced positive 12-week induction data from Part A of the Phase 2 SKYLINE trial of SPY002, a potential best-in-class anti-TL1A being investigated for the treatment of moderately-to-severely active ulcerative colitis (UC).

“SPY002 demonstrated an indication-leading 10.7-point reduction in RHI and meaningful clinical remission and endoscopic outcomes in line with the anti-TL1A class and among the highest across therapeutic classes,” said Deanna Nguyen, M.D., SVP of Clinical Development and SKYLINE study lead. “Together with its target Q3-6M sub-cutaneous maintenance profile, these data build upon our impressive SPY001 results and reinforce our thesis that optimized monotherapy components are the foundation for potentially best-in-class combinations. We remain on track to report Part A data for SPY003 (anti-IL-23) in Q3, which, if successful, would complete proof-of-concept for our investigational monotherapy components. We are now enrolling Part B of the SKYLINE trial, which includes three combination arms with the potential to deliver best-in-disease efficacy, safety, and treatment experience.”

SPY002 SKYLINE Part A Induction Topline Results

SKYLINE is a two-part induction and maintenance platform trial of SPY001, SPY002, SPY003, as well as pairwise combinations thereof (six investigational agents total) in patients with moderately-to-severely active ulcerative colitis. Part A is an open-label assessment of the safety and efficacy of a single dose level of each investigational monotherapy, and Part B is a randomized and placebo-controlled assessment of the safety and efficacy of investigational monotherapies (two dose levels) and combinations.

SPY002 is an extended half-life investigational antibody targeting TL1A, an upstream cytokine implicated in chronic inflammation and fibrosis in IBD. Initial 12-week findings from SKYLINE Part A demonstrated that SPY002 met all key objectives. The study population consisted of 35% advanced therapy-exposed participants with a mean disease duration of 7.0 years, a mean baseline RHI score of 16.9 ± 8.5 (SD), a mean modified Mayo Score of 6.9 ± 1.0 (SD), and 56% of whom had a baseline endoscopy score of 3.

Efficacy: SPY002 achieved the primary endpoint, demonstrating a statistically significant 10.7-point reduction in RHI score (p<0.0001), robust rates of clinical remission and endoscopic improvement, and a meaningful change in mMS, results that are among the highest reported in UC.

Endpoint (Week 12)	SPY002
Change in RHI from baseline Primary endpoint	-10.7 (p<0.0001)
Clinical remission rate	33%
Endoscopic improvement rate	42%
Change in modified Mayo Score	-3.7

Safety: SPY002 was well tolerated with a safety profile consistent with the TL1A class. There were twenty subjects with treatment-emergent adverse events (TEAEs) during the induction treatment period. Two serious adverse events (SAEs) were reported, both deemed not drug-related. One case was for hospitalization for exacerbation of UC, the other case was for worsening of heart failure in a subject with a history of heart failure. The most common adverse events (AEs) (occurring in ≥ 2 patients) were arthralgia

(n=2), hypertension (n=3), nausea (n=2), UC (n=2), and viral respiratory tract infection (n=2).

SPY002 (n=48)
Subjects with any AE (n, %)	20 (41.7%)
Severe (Grade ≥ 3) AE	2 (4.2%)[1,2]
Drug-related AE	3 (6.3%)[3]
AE leading to drug discontinuation	2 (4.2%)[2,4]
SAE	2 (4.2%)[1,2]
Drug-related SAE	0
AEs of special interest	0
Death	0
1Hospitalization for exacerbation of UC in one subject, deemed not drug-related.
2Hospitalization for worsening heart failure in one subject with history of heart failure and atrial fibrillation, who was subsequently diagnosed with worsening of aortic stenosis; deemed not drug-related.
3One case each of nausea, hypertension, and arthralgia.
4Exacerbation of UC, deemed not drug-related.

About Spyre Therapeutics

Spyre Therapeutics is a clinical-stage biotechnology company committed to developing next-generation therapies that elevate the standard in immunology by delivering more complete disease control, greater durability, and a simpler treatment experience for patients. Spyre's pipeline includes investigational extended half-life antibodies targeting α4β7, TL1A, and IL-23.

For more information, visit Spyre's website at www.spyre.com.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding: Spyre’s ability to achieve the expected benefits or opportunities with respect to its product candidates, including their potential commercialization and its ability to develop next-generation therapies that elevate the standard in immunology by delivering more complete disease control, greater durability, and a simpler treatment experience for patients; the potential for the three combination arms to deliver best-in-disease efficacy, safety, and treatment experiences; Spyre’s ongoing and future clinical development activities, including Spyre’s plans for data readouts for the ongoing SKYLINE trial. The words "opportunity," "potential," "milestones," "pipeline," "strategy," "anticipate," "believe," "could," "estimate," "expect," "may," "might," "plan," "possible," "predict," "should," "will," "would," and similar expressions (including the negatives of these terms) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs and involve a number of risks and uncertainties, many of which are beyond Spyre’s control, and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties and risks arising from regulatory feedback, including potential disagreement by regulatory authorities with the Company’s interpretation of data and the Company’s clinical trials for its product candidates; the potential for interim data not being delivered within expected time frames or final data not being consistent with or different than the topline or interim data reported for our programs; the potential impact of Trump Administration policies and changes in law on our business; and those uncertainties and factors described in Spyre's most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and any other filings that Spyre has made or may make with the SEC from time to time. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

For Investors:
Eric McIntyre, Spyre Therapeutics
SVP of Finance and Investor Relations
Eric.mcintyre@spyre.com

For Media:
Josie Butler, 1AB
josie@1abmedia.com
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